As filed with the Securities and Exchange Commission on February 22, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-144849

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-114448

UNDER

THE SECURITIES ACT OF 1933

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	76-0274813
(State or other jurisdiction of incorporation) 9800 Richmond Avenue, Suite 700 Houston, Texas (Address of principal executive offices)	(IRS Employer Identification No.) 77042 (Zip Code)

VAALCO Energy, Inc. 2007 Stock Incentive Plan

VAALCO Energy, Inc. 2003 Stock Incentive Plan

(Full title of the plans)

Elizabeth D. Prochnow

Controller and Chief Accounting Officer

9800 Richmond Avenue, Suite 700

Houston, Texas 77042

(713) 623-0801

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), originally filed by VAALCO Energy, Inc. (the “Company”), with the Securities and Exchange Commission:

•

Registration Statement No. 333-114448, filed on April 4, 2014, registering 4,000,000 shares of the Company’s Common Stock, $0.10 par value (“Shares”), to be issued to participants under the VAALCO Energy, Inc. 2003 Stock Incentive Plan.

•

Registration Statement No. 333-144849, filed on July 27, 2007, registering 3,000,000 Shares to be issued to participants under the VAALCO Energy, Inc. 2007 Stock Incentive Plan (collectively with the VAALCO Energy, Inc. 2003 Stock Incentive Plan, the “Plans”).

The Company is no longer issuing securities under the Plans. This Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 is being filed in order to deregister all Shares that were registered under the Forms S-8 and remain unissued under the Plans.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on February 22, 2017.

VAALCO Energy, Inc.

(Registrant)

Date:  February 22, 2017

By:/s/ Elizabeth D. Prochnow

Name: Elizabeth D. Prochnow

Title:Controller and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated below.

/s/ Cary Bounds	Chief Executive Officer and Director	February 22, 2017
Cary Bounds	(Principal Executive Officer)

/s/ Elizabeth D. Prochnow	Controller and Chief Accounting Officer	February 22, 2017
Elizabeth D. Prochnow	(Principal Financial and Principal Accounting Officer)

/s/ Andrew L. Fawthrop	Director and Chairman of the Board	February 22, 2017
Andrew L. Fawthrop

/s/ Michael Keane	Director and Vice Chairman of the Board	February 22, 2017
Michael Keane

/s/ A. John Knapp, Jr.	Director	February 22, 2017
A. John Knapp, Jr.

/s/ John J. Myers, Jr.	Director	February 22, 2017
John J. Myers, Jr.

/s/ Steven J. Pully	Director	February 22, 2017
Steven J. Pully